UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 10, 2012
Commission File No. 0-10587
FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
P.O. Box 4887 One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 717-291-2411
Former name or former address, if changed since last Report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐  Written communications pursuant to Rule 425 under the Securities Act
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☐  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 - Regulation FD Disclosure

On December 10, 2012, Fulton Financial Corporation (“Fulton”) announced that its Board of Directors declared a quarterly cash dividend of eight cents per share on its common stock payable on December 27, 2012 to shareholders of record as of December 20, 2012. Fulton has historically announced a quarterly cash dividend in December that is paid in January of the following year, but given the continued federal fiscal discussions and the uncertainty around the tax treatment of dividends in 2013, Fulton decided to accelerate the payment of the January 2013 quarterly cash dividend into the fourth quarter of 2012.
On December 10, 2012, Fulton issued a press release announcing the cash dividend, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. It is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 9.01 Financial Statements And Exhibits
(d)    Exhibits.

Exhibit No.	Description
99.1	Fulton Press Release dated December 10, 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2012	FULTON FINANCIAL CORPORATION
By: /s/ Charles J. Nugent N d Charles J. Nugent Senior Executive Vice President and Chief Financial Officer